MODIFICATION OF OPERATING AGREEMENT OF
                       237 PARK AVENUE ASSOCIATES, L.L.C.


                  AMENDMENT, dated as of October 10, 1996, among JMB/NYC Office Building Associates, L.P., an Illinois limited partnership ("Investor"), O&Y Equity Company, L.P., as debtor and debtor in possession, a Delaware limited partnership ("Equity"), and O&Y NY Building Corp., a New York corporation ("Building").

                  WHEREAS, as of October 10, 1995 Investor, Equity, and Building formed 237 Park Avenue Associates, L.L.C., a Delaware limited liability company (the "Company") pursuant to an Operating Agreement (the "Operating Agreement"), Agreement of Conversion, and Certificate of Conversion of Partnership to a Limited Liability Company, all dated as of October 10, 1995;

                  WHEREAS, pursuant to the Chapter 11 Plan of Reorganization of the Company and 1290 Associates, L.L.C. approved by order of the United States Bankruptcy Court for the Southern District of New York dated September 20, 1996 (the "Plan"), (i) the Company will merge into 237/1290 Upper Tier Associates, L.P., a Delaware limited partnership (the "Upper Tier Partnership"), and (ii) the property known as 237 Park Avenue, New York, New York will be transferred by the Upper Tier Partnership to 237 Park Partners, L.P., a Delaware limited partnership, as directed by 237/1290 Lower Tier Associates, L.P., a Delaware limited partnership (the "Lower Tier Partnership"); and

                  WHEREAS, pursuant to the 237 Assumption and Security Agreement, Equity and Building will assume the obligation of the Company and 1290 Associates, L.L.C. to pay the portion of the Excess Amount allocable by Investor, Equity and Building to 237 Park Avenue, which obligation shall thereafter be released; and

                  WHEREAS, the parties desire to modify and amend the Operating Agreement in the manner hereafter provided.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

                  1. Terms used in this Amendment and not defined herein shall have the meaning set forth in the Plan.

                  2. All items of income, gain, loss or deduction attributable to the assumption or reduction of the 237 Excess Amount occurring on or about the date hereof and provided for in the Plan shall be allocated solely to Equity and Building, in such manner as they shall agree.

C/M:  11764.0001 350641.8

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                  3. Except as set forth in paragraph 2 hereof, the interest in profits, losses and distributions of the Company shall continue to be governed by the provisions of the Operating Agreement.

                  4. The undersigned hereby consent to the merger of the Company into the Upper Tier Partnership and the subsequent transfer of the 237 Property by the Upper Tier Partnership to 237 Park Partners, L.P. at the direction of the Lower Tier Partnership, in exchange for the issuance by 237 Park Partners, L.P. to the Lower Tier Partnership of a 99% limited partnership interest in 237 Park Partners, L.P. and the issuance by the Lower Tier Partnership to the Upper Tier Partnership of a 5% limited partnership interest in the Lower Tier Partnership, all as more specifically set forth in the Plan.



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C/M:  11764.0001 350641.8

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                  IN WITNESS WHEREOF, the undersigned have executed this
Amendment as of the date first above written.


JMB/NYC OFFICE BUILDING ASSOCIATES, L.P.

By:      Carlyle Managers, Inc., General
         Partner


         By:
                  Name:
                  Title:


O&Y EQUITY COMPANY, L.P. as debtor and
debtor in possession


By:      O&Y Equity General Partner Corp.,
         General Partner, as debtor and
         debtor in possession


         By:
                  Name:
                  Title:


O&Y NY BUILDING CORP.


By:
         Name:
         Title:


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C/M:  11764.0001 350641.8